COMMON STOCK

CANISCO RESOURCES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 137587 10 1


THIS CERTIFIES THAT _________________________

IS THE OWNER OF _______________


FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
CANISCO RESOURCES, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:
CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.

TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE		s/President		s/Secretary

Executive Offices

COMMON STOCK

CANISCO RESOURCES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 137587 10 1